UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2025

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Sharp Technology, Inc. (the “Company”) failed to adopt a Clawback Policy (the “Policy”) pursuant to Listing Rule 5608(b)(1) of The Nasdaq Stock Market LLC (“Nasdaq”) until April 15, 2025.

Notwithstanding the Company’s adoption of the Policy and current compliance with Nasdaq Listing Rule 5608, on April 16, 2025, the Company received a letter from Nasdaq stating that because the Company failed to timely adopt the Policy as required by Listing Rule 5608(b)(1), and failed to disclose the Policy in its Form 10-K for the fiscal years ended December 31, 2023 or December 31, 2024 (prior to its amendment), the Company previously did not comply with Listing Rule 5608(b)(2). However, in the letter, Nasdaq further informed the Company that it is currently in compliance with Nasdaq Listing Rules, and the matter raised by Nasdaq in the letter is now closed.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Compensation Recovery Policy (incorporated by reference to Exhibit 99.1 of the Registrant’s Annual Report on Form 10-K/A (File No. 001-41355), filed on April 15, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2025

SHARPS TECHNOLOGY, INC.

/s/ Andrew Crescenzo
Andrew Crescenzo
Chief Financial Officer